Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue
West Warwick, Rhode Island 02893 USA

For Immediate Release                                                                      May 21, 2013

Contact:   Everett V. Pizzuti, CEO
    Joseph P. O’Connell, CFO
    Astro-Med, Inc.
    (401) 828-4000
     www.Astro-Medinc.com

Astro-Med, Inc. Reports First Quarter Fiscal 2014 Financial Results;
Directors Declare Regular Cash Dividend

West Warwick, RI, May 21, 2013 -- Astro-Med, Inc. (NASDAQ:ALOT) reports Net Sales for the First Quarter of $15,485,000, an increase of 8.0% over the $14,336,000 achieved in the First Quarter of the previous fiscal year.  First Quarter Bookings were $16,534,000, an increase of 10.0% over the Bookings in the First Quarter of the previous fiscal year.

On a GAAP basis, Astro-Med reported a Net Loss of $449,000, equal to $0.06 per diluted share.   The First Quarter results include the estimated negative impact from a reserve established to address a non-compliant component discovered in a limited population of the Company’s ToughWriter printers.  The reserve amounts to $389,000 on an after tax basis, equal to $0.05 per diluted share.  Excluding the impact of the reserve, the Company reported on a non GAAP basis a Net Loss of $60,000, equal to $0.01 per diluted share.  For the corresponding period of the previous year, the Company reported Net Income of $837,000 on a GAAP basis, equal to $0.11 per diluted share.  Net Income in the prior year’s First Quarter includes a tax benefit of $285,000, or $0.04 per diluted share, due to a favorable resolution of a previously uncertain tax position.

Astro-Med reports that tests conducted by the Company in April 2013 revealed that one of its suppliers had been using non-conforming material in the power supply used in certain models of Astro-Med’s Test & Measurement (T&M) Ruggedized printers.  No malfunctions have been reported by customers as a result of the non-conforming material.

Upon identifying this issue, Astro-Med immediately suspended production of the printers and notified all customers.  In parallel, Astro-Med notified its supplier who confirmed the problem.  Astro-Med has already received power supplies with compliant materials and has resumed production and shipments to customers.

Astro-Med is working with its customers to correct the power supplies on existing printers and will do this on a gradual basis over several months. Astro-Med has estimated the cost associated with the replacement program based upon the number of printers shipped during the period the non-conforming material was used. Those costs and the related reserve have been recognized and recorded in the current Quarter and are included in the Company’s First Quarter financial statements.

Since Astro-Med’s vendor deviated from the agreed upon specifications for the power supply while providing certificates of conformance to the original specifications, Astro-Med intends to seek and expects to receive full recovery of all costs incurred and any other damages associated with this issue from the supplier.

CEO Commentary

Commenting on the First Quarter FY 2014 results, Everett V. Pizzuti, Chief Executive Officer, stated:  “The Company achieved healthy demand for its products in the First Quarter.  Orders Received were up 10.0% from the prior year.  Our QuickLabel Systems (QuickLabel) segment reported increased demand of 11.3% for the current Quarter. Within our T&M segment, demand for our Ruggedized product line continued to grow, as new orders have increased 20.0% compared to the prior year.  Additionally, data acquisition products continue to find new markets as customers recognize the full scope of functions and features available in these advanced data collection products. As an outgrowth of this demand, our Backlog rose 14.1% from the prior year-end level.

We continue to experience solid demand for the new QuickLabel Kiaro! color label printer in both our domestic and international markets.  During the First Quarter, we continued to invest in expanding our distribution channel for the QuickLabel printers.

The T&M Ruggedized Product line continues to grow, and we recently negotiated new multi-year printer contracts for both commercial and regional jet aircrafts with manufacturers around the world.

Our Gross Profit Margins in the Quarter were lower than last year’s First Quarter as we incurred certain one-time manufacturing costs related to the disruption from the power supply issue as well as the transition of the Grass Technologies Rockland, MA operation to West Warwick, RI during the Quarter.  However, we continue to implement Lean Manufacturing procedures with the objective of improving profit margins.

Our Balance Sheet remains solid with cash and marketable securities at $32,291,000; the working capital assets of accounts receivable are at a DSO of 47 days; inventories are turning 3.3 times and our Book Value rose to $8.50/share.  We continue to remain optimistic with respect to the Company’s sales growth and prospects for a return to profitability in the quarters ahead.”

Non GAAP Financial Measures

The Company’s non GAAP results exclude cost related to the product replacement program for the First Quarter of the current year and a benefit related to the favorable resolution of a previously uncertain tax position for the First Quarter of the prior year.

The Company believes that the presentation of results excluding these items provides meaningful supplemental information to both Management and investors that is indicative of the Company’s financial results.  Therefore, the Company believes these non GAAP financial measures facilitate comparison of results across reporting periods.  Reconciliation between the Company’s results of operations on a GAAP and non GAAP basis for the periods reported is included at the end of this release.

The non GAAP financial measures disclosed by the Company should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.  The Company believes that both Management and investors benefit from referring to these non GAAP financial measures in assessing the Company’s performance and when planning, forecasting, and analyzing future periods.  These non GAAP financial measures also facilitate Management’s internal comparisons to the Company’s historical performance.

Directors’ Declare Regular Quarterly Dividend

On May 21, 2013, the Directors of Astro-Med, Inc. declared the regular quarterly cash dividend of $0.07 per share, payable on July 1, 2013 to shareholders of record on June 14, 2013.

First Quarter Conference Call on Wednesday, May 22 at 11:00 am EDT

This call can be accessed at Astro-Med, Inc's web site at www.Astro-MedInc.com and is being webcast by Thomson Financial. You can participate in the conference call by dialing 877-941-8609 with passcode 4617537.

Following the live broadcast, an audio webcast of the call will be available for ten days at www.Astro-MedInc.com. A telephone replay of the conference call will also be available for seven days by dialing 800-406-7325 with passcode 4617537.

The Astro-Med, Inc. webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ASTRO-MED, INC.
 Consolidated Statements of Operations
In Thousands Except for Per Share Data
(Unaudited)

	May 4, 2013	April 28, 2012
Net Sales	$15,485	$14,336

Cost of Sales	9,708	8,837
Product Replacement Related Costs	672	-

Gross Profit	5,105	5,499
	33.0%	38.4%
Operating Expenses:
Selling	3,572	3,051
General & Administration	1,142	1,036
Research & Development	1,113	984
	5,827	5,071

Operating Income (Expense)	(722)	428
	4.7%	3.0%

Other Expense, Net	(36)	(13)

Income (Loss) from Continuing Operations Before Taxes	(758)	415

Income Tax Benefit for Continuing Operations	(319)	(144)

Income (Loss) from Continuing Operations	(439)	559

Income (Loss) from Discontinued Operations, net of taxes	(10)	278

Net Income (Loss)	$(449)	$837

Earnings Per Share – Basic:
Net Income (Loss) per share from Continuing Operations	$(0.06)	$0.07
Net Income (Loss) per share from Discontinued Operations	-	0.04
Net Income (Loss) per share - Basic	$(0.06)	$0.11

Earnings Per Share – Diluted:
Net Income (Loss) per share from Continuing Operations	$(0.06)	$0.07
Net Income (Loss) from Discontinued Operations	-	0.04
Net Income (Loss) per share - Diluted	$(0.06)	$0.11

Weighted Average Number of Common Shares - Basic	7,401	7,425
Weighted Average Number of Common Shares - Diluted	7,577	7,487

Dividends Declared Per Common Share	$0.07	$0.07

Reconciliation of Non GAAP Adjustments (Unaudited)
	May 4, 2013		April 28, 2012
	Net Income (Loss)	EPS*	Net Income (Loss)	EPS*
GAAP based results as reported	$(449)	$(0.06)	$837	$0.11
Non GAAP adjustments: Product Replacement Related Costs	389	0.05	-	-
Favorable resolution of a previously uncertain tax position	-	-	(285)	(0.04)
Non GAAP based results as adjusted	$(60)	$(0.01)	$552	$0.07

*Based on fully diluted shares

Selected Balance Sheet Data
In Thousands
(Unaudited)

	As of May 4, 2013	As of January 31, 2013
Cash & Marketable Securities	$32,291	$39,508
Current Assets	$63,315	$70,122
Total Assets	$74,781	$79,913
Current Liabilities	$8,961	$13,525
Shareholders’ Equity	$63,268	$63,837

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About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition products.  The products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for avionics applications and data acquisition recorders sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index.  Additional information is available by visiting www.Astro-MedInc.com.

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Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein.  Factors that could affect these results include those mentioned in Astro-Med’s FY2013 annual report and its annual and quarterly filings with the Securities and Exchange Commission.